CERTIFICATE OF AMENDMENT

TO AMENDED AND RESTATED DECLARATION OF TRUST

OF

SUNAMERICA SERIES TRUST

TO

CHANGE THE ADDRESS OF THE PRINCIPAL OFFICE OF THE TRUST

Article III of the Amended and Restated Declaration of Trust of SunAmerica Series Trust, dated as of April 27, 2022, is hereby amended, effective as of January 1, 2026, to change the principal office of the Trust to:

5300 MEMORIAL DRIVE

SUITE 1150

HOUSTON TX 77007

IN WITNESS WHEREOF, the undersigned, being at least the majority of the Trustees of the Trust, have executed this instrument.

/s/ Martha B. Willis	/s/ John T. Genoy
Martha B. Willis, as Trustee	John T. Genoy, as Trustee
5300 Memorial Drive	5300 Memorial Drive
Suite 1150	Suite 1150
Houston, TX 77007	Houston, TX 77007

/s/ Tracey C. Doi	/s/ Jane Jelenko
Tracey C. Doi, as Trustee 5300 Memorial Drive	Jane Jelenko, as Trustee 5300 Memorial Drive
Suite 1150	Suite 1150
Houston, TX 77007	Houston, TX 77007

/s/ Christianne Kerns	/s/ Michal Levy
Christianne Kerns, as Trustee	Michal Levy, as Trustee
5300 Memorial Drive	5300 Memorial Drive
Suite 1150	Suite 1150
Houston, TX 77007	Houston, TX 77007

/s/ Charles H. Self III	/s/ Bruce G. Willison
Charles H. Self III, as Trustee	Bruce G. Willison, as Trustee
5300 Memorial Drive	5300 Memorial Drive
Suite 1150	Suite 1150
Houston, TX 77007	Houston, TX 77007